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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Willbros Group, Inc.

We consent to the use of our report included herein on the consolidated financial statements of Willbros Group, Inc., as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the use of our report incorporated herein by reference on the related financial statement schedule as of December 31, 2001 and for each of the years in the three-year period then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Willbros Group, Inc. and to the references to our firm under the headings "Experts," "Summary Consolidated Financial and Other Data," and "Selected Consolidated Financial and Other Data" in the prospectus. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141. Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets in 2001.

                                          /s/ KPMG LLP

Houston, Texas

May 7, 2002